United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934
Date Of Report (Date Of Earliest Event Reported):
July 6, 2010
Fidelity National Information Services, Inc.
(Exact Name Of Registrant As Specified In Its Charter)
1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses Of Principal Executive Offices)
(904) 854-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
On July 6, 2010, Fidelity National Information Services, Inc. (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them of a temporary suspension of trading (the “Blackout Period”) under the Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan, the Metavante Retirement Program and the NYCE Corporation Employee’s Tax Deferred Savings Plan (each a “Plan” and collectively, the “Plans”), the qualified retirement plans maintained by the Company. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Notice.
The Blackout Period relates to the tender offer for the Company’s common stock commenced by the Company on July 6, 2010, as described in Item 8.01 below. The Blackout Period is required in connection with processing Plan participant elections related to the tender offer. As described in the Notice, participants in the Plans who elect to have a portion of their interests in shares of the Company’s common stock that are credited to their accounts tendered by the trustee of the applicable Plan will be prevented from directing transactions (including obtaining a loan or a distribution) with respect to, or diversifying (to the extent permitted by the terms of the applicable Plan), the tendered portion of their accounts under the applicable Plan for a period currently expected to begin on Friday, July 30, 2010, at 4:00 p.m., Eastern Time, and to continue until processing relating to the tender offer is complete.
The Notice indicates that the Blackout Period is currently expected to begin on Friday, July 30, 2010 at 4:00 p.m., Eastern Time, and to end during the week of August 9, 2010. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, a security holder or other interested person may obtain, without charge, the actual ending date of the Blackout Period by contacting Michael L. Gravelle or Goodloe Partee at the phone numbers or address provided below.
The Company provided the Notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.
Inquiries concerning the Blackout Period should be directed to Michael L. Gravelle (904-854-5024) or Goodloe Partee (904-854-5477), by telephone or by mail at Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.
Item 7.01. Regulation FD Disclosure.
On July 6, 2010, the Company issued a press release reaffirming its outlook for the second quarter of 2010. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference in this Item 7.01.
The information included in Item 7.01 and Exhibit 99.2 of Item 9.01 within this Current Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information included in Item 7.01 and Exhibit 99.2 of Item 9.01 within this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 8.01. Other Events.
On July 6, 2010, the Company issued a press release announcing the launch of its previously announced tender offer for the purchase of up to $2.5 billion of shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference in this Item 8.01.
Separately, on July 6, 2010, the Company issued a press release announcing its intention to privately offer $1.2 billion aggregate principal amount of senior notes (the “Notes”). The Company may issue the Notes in one or more tranches with maturity dates of between 7 to 10 years. The offerings of the Notes will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and all applicable state laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated by reference in this Item 8.01.
Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Notice to Directors and Executive Officers of Fidelity National Information Services, Inc., dated July 6, 2010

99.2	Press Release, dated July 6, 2010

99.3	Press Release, dated July 6, 2010

99.4	Press Release, dated July 6, 2010

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: July 6, 2010	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Corporate Executive Vice President, Chief Legal Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Notice to Directors and Executive Officers of Fidelity National Information Services, Inc., dated July 6, 2010

99.2	Press Release, dated July 6, 2010

99.3	Press Release, dated July 6, 2010

99.4	Press Release, dated July 6, 2010